Exhibit 99.2

MEDASSETS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

MedAssets, Inc. (“MedAssets”) completed the acquisition of Accuro Healthcare Solutions, Inc. (“Accuro”) on June 2, 2008.

As required by Item 9.01 of Form 8-K and Article 11 of Regulation S-X, the following unaudited pro forma combined condensed balance sheet as of March 31, 2008 and the unaudited pro forma combined condensed statements of income for the three months ended March 31, 2008 and the year ended December 31, 2007 are presented to illustrate the pro forma effects of the Accuro acquisition on MedAssets’ historical financial statements by giving effect to the acquisition as of the beginning of the applicable period or as of the applicable date.

These unaudited pro forma combined condensed financial statements also give effect, in each case, as of the beginning of the applicable period or as of the applicable date to: (i) the acquisition of XactiMed, Inc. (or “XactiMed”), which MedAssets acquired on May 18, 2007; (ii) the acquisition of MD-X Services, Inc., MD-X Solutions, Inc., MD-X Strategies, Inc. and MD-X Systems, Inc. (or collectively “MD-X”), which MedAssets acquired on July 2, 2007; (iii) the $150 million increase in our senior secured term loan pursuant to an amendment to our credit agreement as of July 2, 2007 (the “2007 Financing”); (iv) the special dividend paid on August 30, 2007 to the holders of our common stock and preferred stock of $70 million in the aggregate (the “2007 Dividend”); and (v) the $100 million increase in our indebtedness incurred, and the amendment to our credit agreement entered into, in connection with the acquisition of Accuro. However, these unaudited pro forma combined condensed financial statements do not include the results TPMS, Inc. (or “TPMS”), which was acquired by Accuro on April 1, 2008, as the acquisition of TPMS is not considered significant to the consolidated financial statements of MedAssets as of March 31, 2008.

The acquisitions of Accuro, MD-X and XactiMed (collectively, the “Acquisitions”) have been accounted for using the purchase method of accounting under FASB Statement No. 141, Business Combinations. Accordingly, the assets and liabilities of the acquired entity were recorded at their estimated fair values at the date of acquisition. The excess of the purchase price over fair value of the net assets acquired was allocated to goodwill. The allocation of the purchase price is preliminary and subject to adjustment pending further assessments, including the valuation of intangible assets. The operating results of XactiMed and MD-X are included with the actual results of MedAssets for all periods subsequent to the dates they were acquired by MedAssets.

The unaudited pro forma combined condensed financial statements include pro forma adjustments based upon available information and certain assumptions that management believes to be reasonable under the circumstances. Certain pro forma adjustments reflect the reclassification of amounts presented in Accuro’s financial statements in a manner that conforms to the MedAssets manner of presentation. Pro forma adjustments have been made to eliminate the impact of certain non-recurring transactions with respect to the XactiMed and MD-X acquisitions on the unaudited pro forma combined condensed statement of income for the year ended December 31, 2007.

In connection with the plan to integrate the operations of MedAssets and Accuro, management anticipates that certain non-recurring charges, such as severance and relocation expenses and branding and signage costs, will be incurred. Management has not made any adjustment for these anticipated charges in the accompanying unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed financial statements also do not reflect any changes in operations, and associated cost savings, that MedAssets has implemented or may implement with respect to the combined companies.

These unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial position that would have actually been reported had the Acquisitions and other events occurred at the beginning of the applicable period or as of the applicable date, nor are they necessarily indicative of future results of operations or financial position.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of MedAssets, XactiMed and MD-X included in MedAssets’ filings with the Securities and Exchange Commission as well as those of Accuro found elsewhere in this Form 8-K/A.

MedAssets, Inc.

Unaudited Pro Forma Combined Condensed Balance Sheet

As of March 31, 2008

	MedAssets, as reported	Accuro, as reported	Accuro Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except share data)
Assets
Current Assets
Cash and cash equivalents	$127,977	$6,677	$(122,236)	a,b,e	$12,418
Restricted cash	20	—	—		20
Accounts receivable, net	42,258	9,542	—		51,800
Deferred tax asset	14,331	405	(405)	f	14,331
Prepaid expenses and other current assets	5,092	4,183	(3,084)	d	6,191

Total current assets	189,678	20,807	(125,725)		84,760
Property and equipment	33,486	10,687	(5,799)	e	38,374
Other long term assets
Goodwill	232,822	80,125	191,547	c,e	504,494
Intangible assets, net	58,462	56,305	31,395	c,e	146,162
Other	8,958	5,786	381	a,c,d	15,125

Total long term assets	300,242	142,216	223,323		665,781

Total Assets	523,406	173,710	91,799		788,915

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable	5,280	720	—		6,000
Accrued revenue share obligations and rebates	21,780	—	—		21,780
Accrued payroll and benefits	11,898	2,174	—		14,072
Other accrued expenses	6,803	2,824	(835)	b	8,792
Deferred revenue, current portion	20,451	9,365	(5,165)	d	24,651
Deferred purchase consideration	—	—	18,500	e	18,500
Current portion of notes payable	2,020	1,000	(521)	a,b	2,499
Current portion of finance obligation	135	—	—		135

Total current liabilities	68,367	16,083	11,979		96,429
Notes payable, less current portion	195,759	98,500	1,021	a,b	295,280
Finance obligation, less current portion	9,973	—	—		9,973
Deferred revenue, less current portion	3,474	2,446	(2,446)	d	3,474
Deferred tax liability	4,644	5,915	2,624	f	13,183
Other long term liabilities	9,229	—	—		9,229

Total liabilities	291,446	122,944	13,178		427,568
Commitments and contingencies	—	—	—		—
Preferred Units	—	123,634	(123,634)	c	—

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 53,315,000 issued and outstanding on a pro forma basis at March 31, 2008	445	—	89	e	534
Common Units	—	20,663	(20,663)	c	—
Additional paid in capital	466,125	—	129,298	e	595,423
Treasury Units: 4,330,462 units	—	(21,652)	21,652	c	—
Notes receivable from stockholders	(621)	—	—		(621)
Accumulated other comprehensive loss	(4,995)	—	—		(4,995)
Accumulated deficit	(228,994)	(71,879)	71,879	c	(228,994)

Total stockholders’ equity	231,960	(72,868)	202,255		361,347

Total liabilities and stockholders’ equity	$523,406	$173,710	91,799		$788,915

MedAssets, Inc.

Unaudited Pro Forma Combined Condensed Statement of Income

For the Three Months ended March 31, 2008

	MedAssets, as reported	Accuro, as reported	Accuro Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except per share data)
Revenue
Administrative fees, net	$27,545	$—	$—		$27,545
Service fees	31,213	18,401	(450	)(g)	49,164

Total net revenue	58,758	18,401	(450)		76,709

Operating expenses
Cost of revenue	8,462	5,067	(248	)(g)	13,281
Product development expense	2,697	2,265	—		4,962
Selling and marketing expense	12,911	1,736	(85	)(g)	14,562
General and administrative expense	21,060	3,506			24,566
Depreciation	2,121	1,382	(1,032	)(h)	2,471
Amortization of intangibles	3,778	1,223	2,835	(h)	7,836

Total operating expense	51,029	15,179	1,470		67,678
Operating income (loss)	7,729	3,222	(1,920)		9,031
Other income (expense)
Interest expense	(4,317)	(1,835)	(367	)(i)	(6,519)
Other income	1,033	—	—		1,033

Income (loss) before income taxes	4,445	1,387	(2,287)		3,545
Income tax expense (benefit)	1,746	554	(899	)(j)	1,401

Net income (loss)	2,699	833	(1,388)		2,144

Income per share—basic	$0.06	—	—		$0.04
Income per share—diluted	$0.06	—	—		$0.04

Shares used in per share calculation—basic	44,418	—	8,850	(k)	53,268
Shares used in per share calculation—diluted	47,213	—	8,850	(k)	56,063

MedAssets, Inc.

Unaudited Pro Forma Combined Condensed Statement of Income

For the Year Ended December 31, 2007

	MedAssets, as reported	MedAssets Pro Forma Adjustments		Xactimed (l), as reported	Xactimed Pro Forma Adjustments		MD-X (l), as reported	MD-X Pro Forma Adjustments		Accuro (l), as reported		Accuro Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except per share data)
Revenue
Administrative fees, net	$94,792	$—		$—	$—		$—			$—		$—		$94,792
Service fees	93,726	—		6,342	(238	)(m)	14,925	—		68,069		(3,559	)(m)	179,265

Total net revenue	188,518	—		6,342	(238)		14,925	—		68,069		(3,559)		274,057
Operating expenses
Cost of revenue	27,983	—		—	1,318	(n,o)	—	5,720	(n)	18,928		(1,468	)(m)	52,481
Product development expense	7,785	—		—	368	(n,o)	—	352	(n)	7,331				15,836
Selling and marketing expense	35,748	—		963	(183	)(n,o)	—	999	(n)	7,682		(668	)(m)	44,541
General and administrative expense	64,817	—		5,236	(2,728	)(n,o,p)	14,291	(9,293	)(n,p,q)	16,374				88,697
Depreciation	7,115	—		29	—		253	—		5,030		(3,589	)(r)	8,838
Amortization of intangibles	15,778	—		13	1,129	(r)	—	1,339	(r)	4,738		10,712	(r)	33,709
Impairment expense	1,204	—		—	—		—	—		—		—		1,204

Total operating expense	160,430	—		6,241	(96)		14,544	(883)		60,083		4,987		245,306
Operating income	28,088			101	(142)		381	883		7,986		(8,546)		28,751
Other income (expense)
Interest expense	(20,391)	(2,750	)(s)	(3)	(295	)(t)	(149)	(2,751	)(t)	(6,371)		(3,938	)(t)	(36,648)
Other income (expense)	3,115	—		(14)	—		51	—		115		—		3,267

Income (loss) before income taxes	10,812	(2,750)		84	(437)		283	(1,868)		1,730		(12,484)		(4,630)
Income tax expense (benefit)	4,516	(1,062)		20	(169	)(u)	14	(761	)(u)	894		(4,819	)(u)	(1,367)

Net income (loss)	6,296	(1,688)		64	(268)		269	(1,107)		836		(7,665)		(3,263)
Preferred stock dividend and accretion	(16,094)	—		—	(698	)(v)	—	(300	)(v)	(52,628	)(v)	52,628	(v)	(17,092)

Net loss attributable to common stockholders	$(9,798)	$(1,688)		$64	$(966)		$269	$(1,407)		$(51,792)		$44,963		$(20,355)
Income per share—basic	$(0.75)	—		—	—		—	—		—		—		$(.93)
Income per share—diluted	$(0.75)	—		—	—		—	—		—		—		$(.93)
Shares used in per share calculation—basic	12,984	—		—	—		—	—		—		8,850	(k)	21,834
Shares used in per share calculation—diluted	12,984	—		—	—		—	—		—		8,850	(k)	21,834

Notes to the Unaudited Pro Forma Combined Condensed Financial Statements

a	This adjustment reflects $100.0 million of new debt incurred in connection with the Accuro acquisition. Approximately $6.2 million of debt issuance costs were incurred with this incremental borrowing and are recorded in Other long-term assets. The current and long-term portions of this new borrowing are now approximately $0.5 million and $95.5 million, respectively.

The following table summarizes future maturities associated with our amended credit facility (in thousands):

Payments Due by Period
Less than 1 Year	$2,499
1-3 Years	4,998
3-5 Years	54,998
After 5 Years	234,555

Total	$297,050

b	This adjustment reflects the repayment of all outstanding debt, including current maturities and accrued interest, related to Accuro’s existing credit facility (in thousands).

Long-term debt, including current maturities of $1,000	$99,500
Accrued interest	835

Total repayment	$100,335

c	This adjustment is to eliminate the following recorded values from Accuro’s balance sheet (in thousands):

Goodwill	$80,125
Identifiable intangibles (customer relationships)	56,305
Other Assets, consisting of Accuro's remaining unamortized debt issuance costs and deferred costs related to Accuro's withdrawn IPO.	2,690
Preferred units	123,634
Common units	20,663
Treasury units	(21,652)
Accumulated deficit	(71,879)

d	This adjustment is to reduce the balance of Accuro’s deferred revenue by approximately $5.2 million (current portion) and $2.4 million (non-current portion) to its fair value of $4.2 million as of the date of the acquisition (assumed at the beginning of the period) and to eliminate Accuro’s corresponding deferred costs of approximately $6.2 million (includes other current and long-term assets of $3.1 million each).

e	This adjustment reflects the preliminary purchase price allocation as follows (in thousands):

		Estimated Useful Lives (Years)
Consideration:
8.85 million shares issued at $14.62 (par value of $0.01 per share, or $89)	$129,387
Repayment of Accuro credit facility, including accrued interest (see note (b))	100,335
Cash payments:
Cash to sellers	90,881
Payment to cancel all outstanding Accuro stock options	9,564
Contractual change in control payments to Accuro management	3,684
Direct transaction costs paid on behalf of the seller	6,250
Direct costs of acquisition	5,355
Present value of deferred consideration @ 7.8%	18,500

Gross consideration	363,956
Less: cash acquired	6,677

Net purchase consideration	$357,279
Allocated to:
Accounts receivable, net	$9,542
Other current assets	1,099
Property and equipment	4,888
Current liabilities acquired	(4,883)
Deferred revenue	(4,200)
Deferred tax liabilities	(8,539)
Developed technology	23,200	5
Non-compete agreements	1,300	2
Customer base	63,200	12.5
Goodwill	271,672

	$357,279

Future amortization expense of the acquired intangible assets will be recognized as follows (in thousands):

Years	Amount
2008	$8,687
2009	16,232
2010	14,214
2011	12,391
2012	10,975
Thereafter	25,201

$87,700

f	This adjustment is to record the incremental deferred taxes of approximately $2.6 million required under Statement on Financial Accounting Standard No. 109, “Accounting for Income Taxes”, for the difference between the revised book basis (i.e. fair value) of Accuro’s assets and liabilities recorded under purchase accounting and the carryover tax basis of those assets and liabilities. Additionally, this adjustment eliminates $0.4 million of Accuro’s deferred tax asset. The pro forma adjustment to deferred income taxes was based on MedAssets’ statutory tax rate.

Notes to the Unaudited Pro Forma Combined Condensed Financial Statements

g	These adjustments to revenue and corresponding expenses are related to the reduction of the Accuro deferred revenue and expense balances as a result of the January 1, 2007 acquisition date assumption. The deferred revenue balances are assumed to be reduced, in accordance with purchase accounting requirements, to adjust assets and liabilities to fair market value at the date of acquisition. Our valuation methodology for deferred revenue balances is to estimate the costs required to deliver contractual requirements plus a historical profit margin to estimate the fair value of deferred revenue balances at the acquisition date.

h	These adjustments reflect estimated amortization of identified intangible assets and estimated depreciation expense on property, plant & equipment as a result of the application of purchase accounting adjustments.

i	This adjustment reflects the change in interest expense resulting from the repayment in full of Accuro’s credit facility and the additional interest expense incurred by MedAssets as a result of the additional $100.0 million of debt and $18.5 million of deferred purchase consideration incurred to finance the Accuro acquisition, assuming interest at a rate of 7.82% annually. Additionally, $0.3 million of debt issuance cost amortization is also included in this adjustment.

j	This adjustment reflects the pro forma provision for income taxes at a statutory rate of 39.3%.

k	This adjustment reflects the 8.85 million shares of MedAssets’ common stock issued in connection with the acquisition of Accuro.

l	The XactiMed statement of income data is for the period from January 1, 2007 through May 18, 2007, the date of the acquisition. The MD-X statement of income is for the period from January 1, 2007 through June 30, 2007 (the date of the acquisition was July 2, 2007). The Accuro statement of income is for the twelve month period ended December 31, 2007. XactiMed and MD-X results are included with those of MedAssets subsequent to the date of acquisition.

m	Adjusts revenue and corresponding expenses related to the reduction of the XactiMed and Accuro deferred revenue and expense balances as a result of the January 1, 2007 acquisition date assumption. The deferred revenue balances are assumed to be reduced, in accordance with purchase accounting requirements, to adjust assets and liabilities to fair market value at the date of acquisition. Our valuation methodology for deferred revenue balances is to estimate the costs required to deliver contractual requirements plus a historical profit margin to estimate the fair value of deferred revenue balances at the acquisition date.

n	These adjustments reflect reclassifications of acquired company operating expenses to be consistent with our statement of income presentation. Also included in this adjustment with respect to MD-X is $0.7 million of amortization expense included in cost of revenue related to the acquired technology from the MD-X acquisition.

(in thousands)	Xactimed	MD-X
Cost of revenue	$1,413	$5,017
Product development expenses	575	352
Selling and marketing expenses	(64)	999
General and administrative expenses	(1,924)	(6,368)

Net reclassification	$—	$—

o	This adjustment eliminates $1.07 million of one-time special employee bonuses paid in connection with the acquisition of XactiMed and legal and diligence fees of $0.42 million.

(in thousands)
Cost of revenue	$(94)
Product development expenses	(207)
Selling and marketing expenses	(119)
General and administrative expenses	(1,069)

Total	$(1,489)

Notes to the Unaudited Pro Forma Combined Condensed Financial Statements

p	These adjustments reflect share-based compensation from common stock options issued to employees of the acquired companies immediately subsequent and directly related to the respective acquisition. The remaining vesting period of unvested employee stock options is 60 months.

(in thousands)
XactiMed	$265
MD-X	350

Total	$615

q	This adjustment eliminates $3.28 million of MD-X acquisition-related expenses relating primarily to accounting fees and one-time special employee bonuses paid in connection with that acquisition.

r	These adjustments reflect estimated amortization of identified intangible assets and estimated depreciation expense on property, plant & equipment as a result of the application of purchase accounting adjustments

s

This adjustment reflects the interest expense associated with the 2007 Financing used to fund the 2007 Dividend to stockholders using a 7.86% interest rate. A  1/8% sensitivity applied to our current interest rate would yield an approximate $0.3 million increase to the interest expense for six months ended June 2007.

t

These adjustments reflect interest expense on debt incurred in connection with the Acquisitions. MD-X acquisition debt of $70.0 million and the XactiMed acquisition debt of $10.0 million assume a current interest rate of 7.86%. Accuro acquisition debt of $100.0 million and deferred purchase consideration of $18.5 million assumes a current interest rate of 7.82%. A  1/8% sensitivity applied to this interest rate would yield an approximate $0.2 million increase in the aggregate pro forma interest expense for the year ended December 31, 2007. Additionally, $1.1 million of debt issuance cost amortization is included in this adjustment.

u	This adjustment reflects provision for income taxes to reflect the impact of the acquired entity’s net income and the pro forma adjustments. The pro forma adjustment for income taxes was determined based upon the statutory tax rate of 38.6% for the period.

v	These adjustments reflect 8% accumulated dividends on preferred stock issued in connection with the acquisitions of MD-X and XactiMed. Additionally, the preferred unit dividends and accretion of Accuro have been eliminated.